UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

360 Kingsley Park Drive, Suite 250 Fort Mill, South Carolina	29715
(Address of registrant’s principal executive office)	(Zip code)

(803) 280-1468

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 3, 2024, Solis Bond Company, Designated Activity Company (“Solis”), a company formed under the laws of Ireland and an indirect wholly owned subsidiary of the Company, was sold, along with its subsidiaries, to Solis Trustee Special Vehicle Limited, the Solis Bondholders’ ownership vehicle, for one Euro (€1.00) in accordance with the terms of the Solis Bonds, as amended. Vincent Browne and John McQuillan resigned from their position as directors of Solis (and Solis’ subsidiaries).

As a result of the sale, Alternus has removed approximately $100 million in debt and payables related to Solis activities and will improve shareholders equity by approximately $45 million. Solis accounted for 98% of group revenues for the six months ended June 30, 2024. Alternus will record the sale as discontinued activities as it has no business activities in Romania.

For further information about the sale, please refer to the Solis Euronext Notice and Solis Bond Notice of Written Resolution, which the Solis Bondholders voted to approve on October 3, 2024 attached as Exhibits 99.1 and 99.2, respectively.

Item 7.01. Regulation FD Disclosure.

As previously disclosed, (i) in 2021, Solis issued certain 3-year FRN senior secured green bonds 2021/2024 (ISIN NO0010914914) (the “Solis Bonds”) in the maximum amount of €200 million (approximately $218 million) with a stated coupon rate of 6.5% plus EURIBOR and quarterly interest payments and (ii) Solis previously breached certain financial covenants of the Solis Bonds, and the holders of the Solis Bonds approved, among other things, provided temporary waivers of such covenants and related extensions of such waivers in each of April 2023, June 2023, October 2023, January 2024, February 2024, March 2024, June 2024, July 2024, August 30, 2024 and September 30, 2024.

As was previously disclosed on February 26, 2024, the Bond Trustee, with approval from a majority of the Bondholders, may further extend the Bonds on a month to month basis to 29 November 2024.

On October 3, 2024 the Bond was extended to October 21, 2024.

Press Release

The information in this Item 2.01 and 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On October 8, 2024, the Company issued a press release entitled “Alternus Sheds $100 Million of Debt and Payables, Improves Shareholder Equity Position By Circa $45 Million From Disposal Of Certain Subsidiaries”. A copy of the press release is attached hereto as Exhibit 99.3.

Forward Looking Statements

All statements contained in this Current Report on Form 8-K other than statements of historical facts, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing the Company’s assessments of any date after the date of this Current Report on Form 8-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Solis Euronext Notice dated October 3, 2024
99.2	Solis Bond Notice of Written Resolution
99.3	Press Release dated October 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2024	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer, Chairman and Interim Chief Financial Officer

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